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                                                                    EXHIBIT 10.6

                                   AGREEMENT

        This Agreement is made as of the 1st day of December, 1999 by and among John Ocampo and Susan Ocampo (the "Founders"), Stanford Microdevices, Inc., a Delaware corporation (the "Company") and at least a majority of the holders of the Company's Series A Preferred Stock (the "Series A Investors").

        WHEREAS, the Series A Investors purchased an aggregate of 5,647,839 shares of Series A Preferred Stock of the Company pursuant to a Series A Preferred Stock Purchase Agreement dated as of September 30, 1999 (the "Series A Agreement");

        WHEREAS, the Company paid to the holders of record of the Common Stock of the Company on September 30, 1999, a cash dividend in the amount of $4,000,000 (the "Dividend");

        WHEREAS, pursuant to the Disclosure Schedule attached as Exhibit C to the Series A Agreement, the Company and the Founders disclosed that the Company had an obligation to (i) pay the Founders an amount of cash equal to that dollar amount which would equal the federal and state income taxes payable by the Founders as a result of the S-corporation earnings of the Company for 1998 and 1999 (the "Original Tax Payment") and (ii) to "gross-up" the Tax Payment for any taxes payable by the Founders as a result of the receipt of such Tax Payment (the "Original Gross-Up Amount");

        WHEREAS, the Tax Payment and the Gross-Up Amount were to be determined in the reasonable discretion of Ernst & Young, the Company's auditors (the "Auditors"); and

        WHEREAS, the Auditors have determined the Tax Payment and Gross-Up Amount and the parties hereto wish to memorialize their agreement to such amount in writing and to provide for the payment of any taxes due by the Founders as a result of receipt by the Founders of the Dividend.

        NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. DETERMINATION OF TAX PAYMENT AND GROSS-UP AMOUNT.

        (a) Payment of Tax Payment. Based on the Auditors' determination, the Company, the Founders and the undersigned, on behalf of all Series A Investors, agree that the Original Tax Payment is equal to $1,371,781, which amount shall be paid to the Founders by the Company within 30 days following the date of this Agreement.

        (b) Payment of Gross-Up Amount. Based on the Auditors' determination, the Company, the Founders and the undersigned, on behalf of all Series A Investors, agree that Original Gross-Up Amount is equal to $1,200,334 which amount shall be paid to the Founders by the Company within 30 days following the date of this Agreement.

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        (c) Payment of Additional Gross-Up Amount. In addition to the Original
Gross-Up Amount and the Original Tax Payment, the Company, the Founders and the undersigned, on behalf of all Series A Investors, agree that the Company shall pay the Founders an additional amount equal to $137,684 which amount represents the tax due on the taxable portion of the Dividend paid to the Founders (the "Additional Tax Payment") and an amount equal to $120,476 which amount represents a "gross-up" for tax purposes of the Additional Tax Payment paid to the Founders (the "Additional Gross-Up Amount"). The Additional Tax Payment and Additional Gross-Up Amount shall be paid to the Founders by the Company within 30 days following the date of this Agreement.

        (d) Tax Penalty Payment. Based on the Auditor's determination, the Company, the Founders and the undersigned, on behalf of all Series A Investors, agree that the Company shall pay within 30 days following the date of this Agreement, an amount equal to $85,387 which represents late payment penalties payable by the Founders to taxing authorities, and an amount equal to $74,296 which represents a "gross-up" for tax purposes of these penalties.

        (e) Good Faith Estimate. The parties hereto acknowledge that the amounts payable by the Company to the Founders hereunder are based on certain estimates used to project the Company's taxable earnings prior to October 1, 1999. The parties acknowledge that such amounts may need to be adjusted following a final calculation once the Company's tax returns are prepared and finalized. The parties agree that the Auditor's final determination after such returns are filed shall be binding and agree to reimburse the relevant party any overpayment or pay any additional amounts required.

2. EFFECT ON SERIES A AGREEMENT. The Series A Investors acknowledge and agree that this Agreement shall modify and update the Disclosure Schedule attached as Exhibit C to the Series A Agreement, effective as of the date of such Disclosure Schedule, and the payment of the amounts described above shall not be a basis of liability of the Company or the Founders under the Series A Agreement.

3. MISCELLANEOUS.

        (a) Governing Law; Dispute Resolution; Attorneys' Fees.

                (i) This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                (ii) To the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually acceptable mediator to be chosen by the Company and such Founders as may be involved, within forty-five (45) days after written notice by one of the parties demanding mediation. No party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement the Company and such Founders as may be involved may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other

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form of alternative dispute resolution ("ADR") in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial.

                Any dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts within California for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section 3 will prevent either party from resorting to judicial proceedings if (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

                (iii) In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        (b) Amendment. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to each Founder, by such Founder and (iii) as to the Series A Investors, by a majority of the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock held by such Series A Investors. Any amendment or waiver effected in accordance with clauses
(i), (ii) and (iii) of this paragraph shall be binding upon the Company, the Founder in question and the Series A Investors, as the case may be.

        (c) Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of, and be binding upon, the parties' respective successors, assigns and legal representatives.

        (d) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as forth below their signature on the signature page hereto.

        Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but not such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

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        (e) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to a party, upon any breach or default of another party under this Agreement shall impair any such right, power or remedy of the non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of a party of any breach or default under this Agreement or any waiver on the part of a party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

        (f) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        (g) Counterparts. This Agreement may be executed in one or more counterparts, including counterparts transmitted by telecopier or facsimile, all of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies with signatures of the parties to this Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared as originals and accordingly admissible in any jurisdiction, tribunal or ADR forum having jurisdiction over any matter relating to this Agreement.

        (h) Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

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        The foregoing agreement is hereby executed as of the date first above written.


                                        STANFORD MICRODEVICES, INC.


                                        By:  /s/ ROBERT VAN BUSKIRK
                                           ---------------------------------
                                           Robert Van Buskirk
                                           President and Chief Executive Officer


                                        FOUNDERS:

                                        /s/ JOHN OCAMPO
                                        -----------------------------------
                                        John Ocampo

                                        Address:

                                         /s/ SUSAN OCAMPO
                                        ----------------------------------------
                                        Susan Ocampo

                                        Address:

                                        SERIES A INVESTORS:

                                        INVESTORS:


                                        SUMMIT VENTURES V, L.P.

                                        By: Summit Partners V, L.P.,
                                            Its General Partner

                                        By: Summit Partners, LLC,
                                            Its General Partner


                                        By:  /s/ PETER CHUNG
                                           -------------------------------------
                                           Member

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                                        SUMMIT V COMPANION FUND, L.P.

                                        By: Summit Partners V, L.P.
                                            Its General Partner

                                        By: Summit Partners, LLC
                                            Its General Partner


                                        By: /s/ PETER CHUNG
                                           -------------------------------------
                                           Member


                                        SUMMIT V ADVISORS FUND, L.P.

                                        By: Summit Partners, LLC
                                            Its General Partner


                                        By: /s/ PETER CHUNG
                                           -------------------------------------
                                           Member


                                        SUMMIT V ADVISORS FUND (QP), L.P.

                                        By: Summit Partners, LLC
                                            Its General Partner

                                        By: /s/ PETER CHUNG
                                           -------------------------------------
                                           Member


                                        SUMMIT INVESTORS III, L.P.

                                        By: /s/ PETER CHUNG
                                           -------------------------------------
                                           General Partner